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                                 SECOND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                       NATIONAL SEMICONDUCTOR CORPORATION

     NATIONAL SEMICONDUCTOR CORPORATION, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the corporation is NATIONAL SEMICONDUCTOR CORPORATION. The date of filing its original Certificate of Incorporation with the Secretary of State was May 27, 1959. The First Restated Certificate of Incorporation was filed with the Secretary of State on April 27, 1970.

     2. This Second Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

     3. The text of the Certificate of Incorporation as amended or supplemented heretofore is hereby restated without further amendments or changes to read as herein set forth in full:

     FIRST:  The name of the corporation is NATIONAL SEMICONDUCTOR CORPORATION.

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     SECOND:  Its principal office in the State of Delaware is located at 1209
Orange Street, in the City of Wilmington, County of New Castle. The name and address of its resident agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

     THIRD: The nature of the business, the objects or purposes to be transacted, promoted or carried on, are:

          To engage in the manufacture, production and fabrication of; to buy or otherwise acquire, import, store, repair, service, maintain, sell, assign, distribute, export and otherwise dispose of; and generally to trade and deal in and with, as principal agent or otherwise, transistors, diodes, rectifiers, photo devices and electronic assemblies and equipment of every type and description and all parts, materials, accessories, supplies, appliances, tools, and devices used or useful in connection with or incidental to any of the foregoing.

          To buy, sell, hold, transfer, mortgage, assign and lease real property and equipment which may be necessary or useful in connection with the transaction of the business of this corporation.

          To build, purchase, lease as lessee or otherwise acquire, own, hold, use, improve, equip and maintain, mortgage, convey in trust, or otherwise encumber, sell, convey, assign, lease as lessor, and otherwise dispose of factories, shops, laboratories, offices, warehouses, and any and all buildings and structures which may be necessary or useful in connection with the transaction of the business of this corporation.

          To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

          To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

          To acquire, hold, use, sell, assign, lease grant licenses in respect of, mortgage or otherwise dispose of letters patent

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     of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks, and trade names, relating to or useful in connection with any business of this corporation.

          To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers, and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

          To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

          To borrow or raise moneys for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

          To loan to any person, firm or corporation any of its surplus funds, either with or without security.

          To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that

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     shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

          To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of, real and personal property of every class and description in any of the states, districts, territories or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony or country.

          In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the General Corporation Law of the State of Delaware, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

          The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be, in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Two Hundred and One Million (201,000,000), consisting of One Million (1,000,000) shares of preferred stock, par value of Fifty Cents ($.50) each (hereinafter called the Preferred Stock) and Two Hundred Million (200,000,000) shares of common stock of par value of Fifty Cents ($.50) each (hereinafter called the Common Stock).

     The designations and the powers, preferences and rights, and the qualification, limitations or restrictions thereof, of each class of stock of the Corporation which are fixed by this Certificate of Incorporation, and the express grant of authority to the Board of Directors to fix by resolution or resolutions the designations, and the powers, preferences and rights, and the

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qualifications, limitations or restrictions thereof, of the Preferred Stock which are not fixed by this Certificate of Incorporation, are as follows:

     A.   PREFERRED STOCK

      (1) Shares of Preferred Stock may be issued from time to time in one or more series, each such series to have such distinctive designation as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the initial issuance of shares of such series, and authority is expressly vested in the Board of Directors, by such resolution or resolutions providing for the initial issuance of shares of each series:

          (a) To fix the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by actions of the Board of Directors;

          (b) To fix (i) the dividend rate of such series, (ii) any limitation, restrictions or conditions on the payment of dividends, including whether dividends shall be cumulative and, if so, from which date or dates, (iii) the relative rights of priority, if any, of payment of dividends on shares of that series and (iv) the form of dividends, which shall be payable either (A) in cash only, or (B) in stock only, or (C) partly in cash and partly in stock, or (D) in stock or, at the option of the holder, in cash (and in such case to prescribe the terms and conditions of exercising such option), and to make provision in case of dividends payable in stock for adjustments of the dividend rate in such events as the Board of Directors shall determine;

          (c) To fix the price or prices at which, and the terms and conditions on which, the shares of such series may be redeemed by the Company;

          (d) To fix the amount or amounts payable upon the shares of such series in the event of any liquidation, dissolution or winding up of the Company and the relative rights of priority, if any, of payment upon shares of such series;

          (e) To determine whether or not the shares of such series shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of such series and, if so entitled, the amount of such fund and the manner of its application;

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          (f)  To determine whether or not the shares of such series shall be made convertible into, or exchangeable for, shares of any other class or classes of stock of the Corporation or shares of any other series of Preferred Stock, and, if made so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

          (g) To determine whether or not the shares of such series shall have any voting powers and, if voting powers are so granted, the extent of such voting powers, provided that the number of authorized share of Common Stock may be increased or decreased by the affirmative vote of the holders of a majority of the Common Stock, voting as a class, and such increase or decrease shall not require any actions by holders of shares of Preferred Stock. Except as otherwise provided by statute or by a determination by the Board of Directors, the holders of shares of Preferred Stock, as such holders, shall not have any right to vote in the election of directors or for any other purpose; and such holders shall not be entitled to notice of any meeting of stockholders at which they are not entitled to vote;

          (h) To determine whether or not the issue of any additional shares of such series or of any other series in addition to such series shall be subject to restrictions in addition to the restrictions, if any, on the issue of additional shares imposed in the resolution or resolutions fixing the terms of any outstanding series of Preferred Stock theretofore issued pursuant to this Section A and, if subject to additional restrictions, the extent of such additional restrictions; and

          (i) Generally to fix the other rights, and any qualifications, limitations or restrictions of such rights, of such series; provided, however, that no such rights, qualifications, limitations or restrictions shall be in conflict with this Certificate of Incorporation or any amendment hereof.

      (2) Before any dividends shall be declared or paid or any distribution ordered or made upon the Common Stock (other than a dividend payable in Common Stock), the Corporation shall comply with the dividend and sinking fund provisions, if any, of any resolution or resolutions providing for the issue of any series of Preferred Stock any shares of which shall at the time be outstanding. Subject to the foregoing sentence, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors.

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      (3)  Upon any liquidation, dissolution or winding up of the Corporation, the holders of Preferred Stock of each series shall be entitled to receive the amount to which such holders are entitled as fixed with respect to such series, including all dividends accumulated to the date of final distribution, before any payment or distribution of assets of the Corporation shall be made to or set apart for the holders of Common Stock; and after such payments shall have been made to or set apart for the holders of Common Stock; and after such payments shall have been made in full to the holders of Preferred Stock, the holders of Common Stock shall be entitled to receive any and all assets remaining to be paid or distributed to stockholders and the holders of Preferred Stock shall not be entitled to share therein. For the purposes of this paragraph, the voluntary sales, conveyance, lease, exchange or transfer of all or substantially all the property or assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporation (whether or not the Corporation is the Corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

      (4) Subject to such limitations (if any) as may be fixed by the Board of Directors with respect to such series of Preferred Stock in accordance with paragraph (1) of this Section A, Preferred Stock of each series may be redeemed at any time in whole or from time to time in part, at the option of the Corporation, by vote of the Board of Directors, at the redemption price thereof fixed in accordance with said paragraph (1). If less than all the outstanding shares of Preferred Stock of such series are to be redeemed, the shares to be redeemed shall be determined in such manner as the Board of Directors shall prescribe. At such time or times prior to the date fixed for redemption as the Board of Directors shall determine, written notice shall be mailed to each holder of record of shares to be redeemed, in a postage prepaid envelope addressed to such holder at his address as shown by the records of the Corporation, notifying such holders of the election of the Corporation to redeem such shares and stating the date fixed for the redemption thereof and calling upon such holder to surrender to the Corporation on or after said date, at a place designated in such notice, his certificate or certificates representing the number of shares specified in such notice of redemption. On and after the date fixed in such notice of redemption, each holder of shares of preferred Stock to be redeemed shall present and surrender his certificate or certificates for such shares to the Corporation at the place designated in such notice and thereupon the redemption price of such shares shall be paid to or on the order of the person whose name appears on the records of the Corporation as the holder of the shares designated for redemption. In case less than all the shares represented by any such certificate are redeemed a new certificate shall be issued representing the unredeemed shares. From and after the date fixed in any such notice as the date of redemption (unless default shall

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be made by the Corporation in payment of the redemption price) all dividends on the shares of Preferred Stock designated for redemption in such notice shall cease to accrue and all rights of the holders thereof as stockholders of the Corporation, other than to receive the redemption price, shall terminate and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the books of the Corporation and such shares shall not be deemed to be outstanding for any purpose whatsoever. At any time after the mailing of any such notice of redemption the Corporation may deposit the redemption price of the shares designated therein for redemption with a bank or trust company in the United States of America, having capital and surplus of at least $25,000,000 in trust for the benefit of the respective holders of the shares designated for redemption but not yet redeemed. From and after the making of such deposit the sole right of the holders of such shares shall be the right either to receive the redemption price of such shares on and after such redemption date, or, in the case of shares having conversion rights, the right to convert the same at any time at or before the earlier of the close of business on such redemption date or such prior date and time at which the right to convert shall have expired; and except for these rights, the shares of Preferred Stock so designated for redemption shall not be deemed to be outstanding for any purpose whatsoever.

      (5) Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible, have been converted into shares of stock of the corporation of any other class or classes, may, upon appropriate filing and recording to the extent required by law, have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of such series or of any other series of Preferred Stock, subject to such limitations (if any) as may be fixed by the Board of Directors with respect to such series of Preferred Stock in accordance with paragraph (1) of this Section A.

     B.  COMMON STOCK

      (1) Except as otherwise provided by (a) the Board of Directors in fixing the voting rights of any series of the Preferred Stock in accordance with Section A of this Article FOURTH or (b) statute, voting power in the election of directors and for all other purposes shall be vested exclusively in the holders of the Common Stock.

      (2) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary after payment shall have been made to the holders of the Preferred Stock of the full amount to which they shall be entitled pursuant to paragraph (3) of Section A of this Article FOURTH, the holders of Common Stock shall be entitled, to the exclusion of the holders of

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the Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

      All persons who shall acquire stock in this Corporation shall acquire the same subject to the provisions of this Certificate of Incorporation, as amended.

      FIFTH:   The minimum amount of capital with which the corporation will commence business is One thousand dollars ($1,000.00).

      SIXTH:   The names and places of residence of the incorporators are as follows:

         NAMES                       RESIDENCES
         -----                       ----------
    R. F. Westover                  Wilmington, Delaware
    L.A. Schoonmaker                Wilmington, Delaware
    A.D. Atwell                     Wilmington, Delaware

      SEVENTH:  The corporation is to have perpetual existence.

      EIGHTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

      NINTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

          To make, alter or repeal the by-laws of the corporation.

          To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

          To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

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          By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the Directors of the corporation, which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

          When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the corporation.

      TENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the state of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as

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the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

      ELEVENTH: Meetings of stockholders may be held outside of the State of Delaware, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation. Elections of Directors need not be by ballot unless the by-laws of the corporation shall so provide.

      TWELFTH: No holder of stock now or hereafter authorized of any class of the corporation shall be entitled as of right to subscribe for or purchase any part of any new or additional issue of stock now or hereafter authorized of any class of the corporation, or of any stock now or hereafter authorized of any class of the corporation reacquired by it after the issue thereof, or of any bonds, debentures, notes or other obligations convertible

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into any stock now or hereafter authorized of any class of the corporation, or of any warrants, options or other instruments conferring upon the holder or owner thereof the right to subscribe for or purchase any such stock.

      THIRTEENTH: No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of Delaware General Corporation Law or successor provision thereto or (iv) for any transaction from which the director derived an improper personal benefit.

      Every person who is or has been a director, officer, employee or agent of this corporation shall be indemnified by the corporation to the full extent permitted by applicable law against expenses reasonably incurred by him in connection with any action, suit or proceeding to which he may be a party defendant, or with which he shall be threatened by reason of his being or having been a director, officer, employee or agent of the corporation. The term "expenses" includes attorney's fees, judgments, fines and amounts paid in settlement. The foregoing right of indemnification shall be in addition to any other rights to which any such director, officer, employee or agent may be entitled as a matter of law.

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      FOURTEENTH:  A Director or officer of this corporation shall not be disqualified by his office from dealing or contracting with the corporation as a vendor, purchaser, employee, agent or otherwise; nor shall any transaction, contract or act of this corporation be voided or voidable or in any way affected or invalidated by reason of the fact that any director or officer or any firm of which such director or officer is a member or any corporation of which such director or officer is a shareholder, director or officer is in any way interested in such transaction, contract or act, provided the fact that such director, officer, firm or corporation so interested shall be disclosed or shall be known to the Board of Directors or such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract, transaction or act shall be taken; nor shall any such director or officer be accountable or responsible to the corporation for or in respect of any such transaction, contract or act of this corporation or for any gains or profits realized by him by reason of the fact that he or any firm of which he is member or any corporation of which he is a shareholder, officer or director is interested in such transaction, contract or act; and any such director or officer, if such officer is a director, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the corporation which shall authorize or take action in respect of any such contract, transaction or act, and may vote thereat to authorize, ratify or approve any such contract, transaction or act, with like force and effect as if he or any firm of which he is a member or any

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corporation of which he is a shareholder, officer or director were not interested in such transaction, contract or act.

      FIFTEENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      4. This Second Restated Certificate of Incorporation was duly adopted by the board of directors in accordance with Section 245 of The General Corporation Law of the State of Delaware.

      5. That the capital of said corporation will not be reduced under or by reason of any amendment in this Restated Certificate of Incorporation.

      IN WITNESS WHEREOF, said NATIONAL SEMICONDUCTOR CORPORATION has caused its corporate seal to be hereunto affixed and this certificate to signed by PETER J. SPRAGUE, Chairman of its Board of Directors, and attested by JOHN M. CLARK III, its secretary this 3rd day of February, 1994.
                   ---        --------

                                   NATIONAL SEMICONDUCTOR CORPORATION


                                   By/s/ PETER J. SPRAGUE
                                     ------------------------------------------

                                     Peter J. Sprague,
                                     Chairman of the Board of Directors



(CORPORATE SEAL)

ATTEST:

By JOHN M. CLARK III
  ----------------------
   John M. Clark III
   Secretary

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